Exhibit 1.1

CIAN PLC

[●] American Depositary Shares

Representing [●] Ordinary Shares (par value EUR 0.0004)

UNDERWRITING AGREEMENT

November [●], 2021

November [●], 2021

Morgan Stanley & Co. LLC

Goldman Sachs International

J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Goldman Sachs International

Plumtree Court

25 Shoe Lane

London EC4A 4AU

United Kingdom

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Cian Plc, a company incorporated under the laws of the Republic of Cyprus (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of [●] American Depositary Shares representing [●] Ordinary Shares (the “Ordinary Shares”) (par value EUR 0.0004) of the Company (the “Firm ADSs”), of which [●] ADSs are to be issued and sold by the Company and [●] ADSs are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also propose to sell to the several Underwriters not more than an additional [●] American Depositary Shares representing [●] Ordinary Shares (par value EUR 0.0004) (the “Optional ADSs”) if and to the extent that Morgan Stanley & Co. LLC, Goldman Sachs International and J.P. Morgan Securities LLC, as representatives (collectively, the “Representatives”) of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ADSs granted to the Underwriters in Section 3 hereof. The Firm ADSs and the Optional ADSs are hereinafter collectively referred to as the “ADSs.” The Ordinary Shares represented by the ADSs are herein referred to as the “Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement, dated as of , 2021 (the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the owners and holders from time to time of the ADRs.

The Company hereby confirms its engagement of Morgan Stanley & Co. LLC as the “qualified independent underwriter” within the meaning of Rule 5121(f)(12) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the ADSs, and Morgan Stanley & Co. LLC hereby confirms its agreement with the Company to render services as qualified independent underwriter with respect to such offering. Morgan Stanley & Co. LLC, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-260218), including a preliminary prospectus, relating to the Shares represented by the ADSs. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional ADSs pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Underwriting Agreement (the “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.            Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission;

(b)            (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

(c)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus;

(d)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries (as defined below), taken as a whole;

(e)            Each subsidiary of the Company listed on Exhibit 21.1 to the Registration Statement (each a “Subsidiary” and together the “Subsidiaries”), which shall be the same as of the date of the Time of Sale Prospectus, the Prospectus and the Closing Date, has been (A) duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except, in the case of this clause (B), as disclosed in the Pricing Prospectus, or where the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole; all of the issued share capital or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(f)            The authorized share capital of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g)            The Shares (including the Shares underlying the ADSs to be sold by the Selling Shareholders) outstanding prior to the issuance of the ADSs have been duly authorized and are or will be validly issued, fully paid and may be freely deposited by the Sellers with the Depositary against issuance of ADSs and ADRs evidencing ADSs;

(h)            The Shares underlying the ADSs to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Deposit Agreement, will be validly issued, fully paid and may be freely deposited by the Company with the Depositary against issuance of ADSs and ADRs evidencing ADSs;

(i)            Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued under the Deposit Agreement and will be freely transferable by the Company to or for the account of the several Underwriters; and except as disclosed in the Registration Statement, the Pricing Prospectus and the Articles of Association, there are no restrictions on subsequent transfers of the Shares or the ADSs; persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement;

(j)            The issue and sale of the Shares, represented by the ADSs, the deposit of the Shares with the Depositary against the issuance of the ADSs and ADRs evidencing the ADSs, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) Memorandum and the Articles of Association or another constitutional document of the Company or any of its Subsidiaries or, (ii) any agreement or other instrument binding upon the Company or any of its Subsidiaries, or (iii) any provision of applicable law, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except in the case of clauses (ii) and (iii) above for such contraventions that would not, individually in the aggregate, have, or reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations for the issue and sale of the Shares, the deposit of the Shares with the Depositary against the issuance of ADSs and ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been obtained under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the registration of the Shares and ADSs, the approval by FINRA of the underwriting terms and arrangements, the approval for listing of the ADSs on the New York Stock Exchange (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters;

(k)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus;

(l)            There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings that would not, singly or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or the Deposit Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(m)            Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

(n)            The Company is not, and immediately after giving effect to the sale of the ADSs in accordance with this Agreement and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(o)            The Company and each of its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries, taken as a whole;

(p)            There are no costs or liabilities associated with applicable Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance, in each case associated with applicable Environmental Laws or any permit, license or approval issued thereunder, any related constraints on operating activities resulting from applicable Environmental Laws and any potential liabilities to third parties arising from applicable Environmental Laws) which would, singly or in the aggregate, have, or reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

(q)            Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the ADSs registered pursuant to the Registration Statement;

(r)            The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by the Deposit Agreement; this Agreement and the Deposit Agreement have been duly and validly authorized, executed and delivered by the Company, and the transactions contemplated hereby and thereby have been duly and validly authorized by the Company; and assuming due authorization, execution and delivery by the Depositary of the Deposit Agreement, the Deposit Agreement will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms;

(s)            Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Republic of Cyprus in accordance with its terms; to ensure the legality, validity or enforceability in the Republic of Cyprus of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Republic of Cyprus or that any stamp, registration, documentary, issuance or transfer or other similar taxes or duties in the Republic of Cyprus be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder, unless any of them is presented before any authority in Cyprus or is produced in evidence in a Cyprus court, in which case the stamp duty commissioner in Cyprus should determine the applicability of any stamp duty;

(t)            No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities;

(u)            During the past five years (i) none of the Company or any of its subsidiaries or controlled affiliates, or any director, officer, or, to the knowledge of the Company, employee, agent or representative thereof, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain operationalized policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

(v)            During the past five years, the operations of the Company and each of its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, employees, or agents, representatives are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the Russian Federal Law No. 115-FZ “On Combating the Legalization (Laundering) of Criminally Obtained Income and Funding of Terrorism,” and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”). No investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, and the Company has made no voluntary or other disclosure to any court, governmental agency, authority or body or any arbitrator with respect to compliance with Anti-Money Laundering Laws. The Company and each of its subsidiaries and controlled affiliates maintain operationalized policies and controls reasonably designed to ensure compliance with applicable Anti-Money Laundering Laws;

(w)            (i) None of the Company, any of its subsidiaries or controlled affiliates, or any of their respective directors, officers, or, to the Company’s knowledge, any employee, agent or representative of the Company or any of its subsidiaries, is an individual, entity, or government agency (“Person”) that is:

(A)            the subject of any sanctions administered or enforced by the United States, including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State, the United Nations Security Council, the European Union or any EU Member State, the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”);

(B)            located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria); or

(C)            owned or controlled by one or more Persons in (A) or (B) (collectively the Persons referred to in (A)-(C) are referred to as “Sanctioned Persons”).

(ii)            The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)            to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is a Sanctioned Persons or with any country or territory subject to Sanctions; or

(B)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)            For the past five years, the Company and each of its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, employees, agents, or representatives have complied with applicable Sanctions. For the past five years, the Company and each of its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, employees, agents, or representatives have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was a Sanctioned Person or with any country or territory subject to Sanctions, except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Company and each of its subsidiaries and controlled affiliates maintain operationalized policies and controls reasonably designed to promote and achieve compliance with applicable Sanctions.

(iv)            No investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Sanctions is pending or, to the best knowledge of the Company, threatened, and the Company has made no voluntary or other disclosure to any court, governmental agency, authority or body or any arbitrator with respect to compliance with Sanctions;

(x)        Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its Subsidiaries, taken as a whole;

(y)       The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as described in the Registration Statement or such as would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, have or reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries, taken as a whole;

(z)        (i) Except as would not reasonably be expected to have material adverse effect, the Company and its Subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its Subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; (iii) neither the Company nor any of its Subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken a s a whole; (v) to the Company’s knowledge, neither the Company nor any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned or controlled by third parties which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any Subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable Subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret;

(aa)      (i) The Company and its Subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its Subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its Subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its Subsidiaries or (B) any software code or other technology owned by the Company or any of its Subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge, except with respect to (i) and (ii), as would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

(bb)     Except as would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, (i) the Company and each of its Subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation;

(cc)      Except as would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses. Without limiting the foregoing, the Company and its Subsidiaries have used reasonable efforts to establish and maintain business continuity/disaster recovery and security plans, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses (“Breach”). Except as would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole, there has been no such Breach, and the Company and its Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach;

(dd)     No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

(ee)     The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where failure to possess the same would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonable be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

(ff)      The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated Subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects;

(gg)     AO Deloitte & Touche CIS, who have certified certain financial statements of the Company and its Subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States);

(hh)     The laws of the Republic of Cyprus, do not prohibit holders of ADSs and ADRs evidencing ADSs issued pursuant to the Deposit Agreement, subject to the Deposit Agreement, to seek enforcement of their rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company, noting that a Cyprus court may allow a minority shareholder to bring a derivative claim in respect of and on behalf of the company in a limited set of circumstances, which includes: (i) a complaint that the company’s affairs are being conducted in an oppressive manner to some of the company’s shareholders (including the complainant), (ii) the ultra vires and illegal use of control in decision-making by the board of directors or a shareholder majority, (iii) violation of the voting procedures of the company that require a special majority, (iv) violation of personal rights of a shareholder under the company’s constitution and/or the applicable law, and (v) fraud on the minority by the controlling majority;

(ii)        Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, the Company and each of its Subsidiaries maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(jj)     The Company has not sold, issued or distributed any ADSs or Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans, equity based compensation or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(kk)     Except as disclosed in the Pricing Prospectus and the Prospectus in the section titled “Risk Factors— Risks Relating to Russian Taxation—The Group is subject to tax audits by the Russian tax authorities, which may result in additional tax liabilities” and “Risk Factors— Risks Relating to Russian Taxation—The Russian tax authorities may challenge the application of reduced social security contributions, VAT and corporate profits tax rates by one of our companies,” the Company and each of its Subsidiaries have filed all tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its Subsidiaries, taken as a whole;

(ll)     From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”);

(mm)     The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(nn)     As of the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Prospectus and any free writing prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

(oo)     Under the current laws and regulations of the Republic of Cyprus, all dividends and other distributions declared and payable on the ADSs in cash may be freely remitted out of the Republic of Cyprus and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Republic of Cyprus; and except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, all such dividends and other distributions paid by the Company will not be subject to withholding under the laws and regulations of the Republic of Cyprus;

(pp)     Except as disclosed in the Registration Statement, no stamp or other issuance or transfer taxes or duties and no withholding taxes are payable under the laws and regulations of the Republic of Cyprus, by or on behalf of the Underwriters, the Company or any of its Subsidiaries in the Republic of Cyprus or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement and the Deposit Agreement, (ii) the creation, allotment and issuance of the ADSs, (iii) the deposit with the Depositary of the Shares by the Company against the issuance of the ADSs and ADRs evidencing the ADSs to be sold by the Company (iv) the issuance and delivery by the Depositary of the ADSs to or for the account of the Underwriters, (v) execution and delivery of this Agreement, the Deposit Agreement or the consummation of the transactions contemplated by this Agreement, or (vi) the initial transfer of, or agreement to transfer, the ADSs (or interests in the ADSs) through the facilities of DTC to purchasers produced by the Underwriters in the manner contemplated by this Agreement, other than the stamp duties due pursuant to Cyprus Stamp Duties Laws, Law No. 19/1963 (as amended);

(qq)     Based on the current and anticipated composition of the Company’s income, assets and operations, the Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future;

(rr)      Any waiver, relief, concession or preferential treatment relating to taxes granted to the Company or any subsidiary by any Cyprus taxing authority is valid and in full force and effect;

(ss)      It is not necessary under the laws of the Republic of Cyprus (i) to enable the Underwriters to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in the Republic of Cyprus, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters to be qualified or entitled to carry out business in the Republic of Cyprus;

(tt)       This Agreement is in proper form under the laws of the Republic of Cyprus for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Republic of Cyprus of this Agreement;

(uu)     The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act;

(vv)     The courts of the Republic of Cyprus would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York, without re-examining the merits of the case under the common law doctrine of obligation;

(ww)    Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Republic of Cyprus. The irrevocable and unconditional waiver and agreement of the Company contained in Section 12(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Republic of Cyprus; and

(xx)      The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Republic of Cyprus and will be recognized by the courts of the Republic of Cyprus, subject to the conditions and restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement. The Company has the power to submit, and pursuant to Section 12(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 12(a)), and has the power to designate, appoint and empower, and pursuant to Section 12(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

2.         Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally and not jointly (including each of Ronder Investments Limited, Speedtime Trading Limited and Onlypiece Trading Limited      , referred to as the “Elbrus Entities”, severally and not jointly), represents and warrants to and agrees with each of the Underwriters and the Company that:

(a)        This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder;

(b)       The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under this Agreement to the extent set forth herein, relating to the transactions contemplated hereby and by the Registration Statement will not contravene (i) any provision of the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), (ii) any agreement or other instrument binding upon such Selling Shareholder or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder (except with respect to (ii) and (iii) which would not individually or in the aggregate in any material respect impair the fulfillment of such Selling Shareholder’s obligations under this Agreement, a “Seller Material Adverse Effect”), and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement, except (1) for the registration under the Securities Act of the Ordinary Shares and the ADSs; and (2) such consents, approvals, authorizations, orders filings, registrations or qualifications under the Exchange Act, or any securities or antifraud or Blue Sky laws of any states or FINRA in connection with the offer and sale and distribution of the Ordinary Shares and the ADSs; and (3) such consents, approvals, authorizations, orders filings, registrations or qualifications that if not obtained, could not individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect;

(c)       Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the ADSs to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law to enter into this Agreement and to sell, transfer and deliver the ADSs to be sold by such Selling Shareholder or a security entitlement in respect of such ADSs;

(d)        Upon payment for the ADSs to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such ADSs, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such ADSs in the name of Cede or such other nominee and the crediting of such ADSs on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such ADSs), (A) DTC shall be a “protected purchaser” of such ADSs within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such ADSs and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such ADSs may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(e)        Such Selling Shareholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”);

(f)        Such Selling Shareholder is not prompted by any material non-public information concerning the Company or its Subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its ADSs pursuant to this Agreement;

(g)        (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, and provided that the representation and warranty set forth in this paragraph applies only to misstatements or omissions made in reliance upon and in conformity with such Selling Shareholder’s Selling Shareholder Information. With respect to each Selling Shareholder, “Selling Shareholder Information” means information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or the Pricing Disclosure Package, it being understood and agreed that the only information furnished by such Selling Shareholder consists of (i) the legal name of such Selling Shareholder, (ii) the number of Ordinary Shares beneficially owned by such Selling Shareholder before and after the offering, and (iii) the address and other information with respect to such Selling Shareholder (excluding percentages) which appears or is incorporated by reference in the Registration Statement, the Prospectus, or the Pricing Disclosure Package in the table (and corresponding footnote) under section entitled “Selling Shareholders”;

(h)            (i) None of such Selling Shareholder or any of its consolidated subsidiaries, or to the knowledge of such Selling Shareholder, any officers, directors, employees, agents or representatives of such Selling Shareholder is a Sanctioned Person.

(ii)            Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering of the ADSs hereunder sold by it, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)            to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is a Sanctioned Person or with any country or territory subject to Sanctions; or

(B)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(iii)            During the past five years, none of such Selling Shareholder or any of its consolidated subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent (acting in their capacity as such) or representative (acting in their capacity as such) of such Selling Shareholder has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) during the past five years, such Selling Shareholder and each of its consolidated subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain operationalized policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Shareholder nor any of its consolidated subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(iv)            During the past five years, the operations of such Selling Shareholder and each of its consolidated subsidiaries and, to the knowledge of the Selling Shareholder, any of the respective officers, directors, employees, agents (acting in their capacity as such) or representatives (acting in their capacity as such) of such Selling Shareholder are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws. The Selling Shareholder and each of its consolidated subsidiaries maintain policies and controls reasonably designed to ensure compliance with applicable Anti-Money Laundering laws.

(i)            Such Selling Shareholder is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise;

(j)            Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of such Selling Shareholder, no stamp or other issuance or transfer taxes or duties and no withholding taxes are payable by or on behalf of the Underwriters in the Republic of Cyprus or to any taxing authority thereof or therein in connection with (i) the execution, delivery of, or consummation of the transactions contemplated by, this Agreement, (ii) the deposit with the Depositary of the Shares by such Selling Shareholder against the issuance of the ADSs and ADRs evidencing the ADSs to be sold by such Selling Shareholder, (iii) the sale and delivery by such Selling Shareholder of the Shares in the form of ADSs to be sold by such Selling Shareholder, or (iv) the initial transfer of, or agreement to transfer, the ADSs (or interests in the ADSs) through the facilities of the DTC to purchasers produced by the Underwriters in the manner contemplated by this Agreement, other than the stamp duties due pursuant to Cyprus Stamp Duties Laws, Law No. 19/1963 (as amended); and

(k)            Such Selling Shareholder has the power to submit, and pursuant to Section 12(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 12(a)), and has the power to designate, appoint and empower, and pursuant to Section 12(c), has legally, validly and effectively designated appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

3.            Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[●] per ADS (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional ADSs as Representatives may determine) that bears the same proportion to the number of Firm ADSs to be sold by such Seller as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree to sell to the Underwriters the Optional ADSs on a pro rata basis, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Optional ADSs at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Optional ADSs shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Optional ADSs. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Optional ADSs to be purchased by the Underwriters and the date on which such ADSs are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs or later than ten business days after the date of such notice. Optional ADSs may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Optional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Optional ADSs (subject to such adjustments to eliminate fractional ADSs as the Representatives may determine) that bears the same proportion to the total number of Optional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

4.            Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Sellers are further advised by the Representatives that the ADSs are to be offered to the public initially at $[●] per ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[●] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[●] per ADS, to any Underwriter or to certain other dealers.

5.            Payment and Delivery. Payment for the Firm ADSs to be sold by each Seller shall be made to such Seller in U.S. dollars (“Federal”) or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2021, or at such other time on the same or such other date, not later than [●], 2021, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Optional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Optional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [●], 2021, as shall be designated in writing by the Representatives.

The Firm ADSs and Optional ADSs shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Company will cause the ADRs representing the ADSs to be made available for checking and packaging at least twenty-four hours prior to the Closing Date with respect thereto at the office of DTC or its designated custodian. The Firm ADSs and Optional ADSs shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid by the Company or the Selling Shareholders, as applicable.

6.            Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [●] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as applicable:

(i)            no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii)            there are no debt securities or preferred stock issued, or guaranteed by, the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical ration organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(iii)            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(iv)            there shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by or before any governmental agency, in each case with due authority, against or involving any party hereto, in the Republic of Cyprus or elsewhere, that seeks to declare non-compliant, unlawful or illegal, under the Republic of Cyprus laws, rules and regulations, the issuance and sales of the Shares and ADSs, the listing and trading of the ADSs on the Exchange or the transactions contemplated by this Agreement and the Deposit Agreement.

(b)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d)            The Underwriters shall have received on the Closing Date an opinion of Antis Triantafyllides & Sons LLC, Cyprus counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e)            The Underwriters shall have received on the Closing Date, an opinion of outside counsel for each of the Selling Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

With respect to the negative assurance letters to be delivered pursuant to Sections 6(c) and 6(f) above, Latham & Watkins LLP and Skadden, Arps, Slate, Meagher & Flom (UK) LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(g)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from AO Deloitte & Touche CIS, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)            The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, Russian counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i)            The Underwriters shall have received on the Closing Date an opinion of OOO PricewaterhouseCoopers Advisory, Russian tax counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(j)            The Underwriters shall have received on the Closing Date an opinion of Chrysses Demetriades & Co. LLC, Cyprus counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(k)            The Underwriters shall have received on the Closing Date an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(l)            The Deposit Agreement shall be in full force and effect on the Closing Date.

(m)            The Lock-up Agreements of all Selling Shareholders, officers, directors and certain employees of the Company shall be in full force and effect on the Closing Date.

(n)            The Underwriters shall have received on the Closing Date a certificate of the Depositary, in form and substance satisfactory to the Underwriters, executed by one of its authorized officers with respect to the deposit with the custodian under the Deposit Agreement of the Shares in the form of ADSs to be purchased against the issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(o)            The Underwriters shall have received on and as of the Closing Date, as the case may be, satisfactory evidence of the good standing of the Company, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

(p)            The several obligations of the Underwriters to purchase Optional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)            a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)            an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Company, dated the Option Closing Date, relating to the Optional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii)            an opinion and negative assurance letter of Antis Triantafyllides & Sons LLC, Cyprus counsel for the Company, dated the Option Closing Date, relating to the Optional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iv)            an opinion of outside counsel for each of the Selling Shareholders, dated the Option Closing Date, relating to the Optional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v)            an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Optional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi)            a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from AO Deloitte & Touche CIS, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vii)            an opinion of Latham & Watkins LLP, Russian counsel for the Company, dated the Option Closing Date and otherwise to the same effect as the opinion required by Section 6(h) hereof.

(viii)            an opinion of OOO PricewaterhouseCoopers Advisory, Russian tax counsel for the Company, dated the Option Closing Date and otherwise to the same effect as the opinion required by Section 6(i) hereof .

(ix)            an opinion of Chrysses Demetriades & Co. LLC, Cyprus counsel for the Underwriters, dated the Option Closing Date and otherwise to the same effect as the opinion required by Section 6(j) hereof;

(x)            an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Option Closing Date and otherwise to the same effect as the opinion required by Section 6(k) hereof;

(xi)            a certificate of the Depositary, in form and substance satisfactory to the Underwriters, executed by one of its authorized officers with respect to the deposit with the custodian under the Deposit Agreement of the Shares in the form of ADSs to be purchased against the issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request;

(xii)            satisfactory evidence of the good standing of the Company as of the Option Closing Date;

(xiii)            such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Optional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Optional ADSs.

7.            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            To furnish to the Representatives, without charge, [●] conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus, including without limitation, electronic roadshows, to which the Representatives reasonably object.

(d)            Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)            If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)            To endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute or file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h)            To make generally available to the Company’s security holders and to the Representatives as soon as practicable (which may be satisfied by the Company filing its Annual Report on Form 20-F with the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the ADSs within the meaning of the Securities Act and (ii) completion of the Restricted Period referred to in Section 7.

(j)            If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(k)            The Company shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer, income, capital gains or other similar taxes or duties imposed under the laws of the Republic of Cyprus or any political sub-division or taxing authority thereof or therein that is payable in connection with the creation, issuance sale and delivery of the Shares and ADSs to the Underwriters in the manner contemplated by this Agreement and the execution and delivery of this Agreement and the Deposit Agreement, or the resale and delivery of the ADSs by the Underwriters in the manner contemplated herein.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, Shares or any securities convertible into or exercisable or exchangeable for Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any ADSs, Shares or any securities convertible into or exercisable or exchangeable for Shares.

The restrictions contained in the preceding paragraph shall not apply to (A) the ADSs to be sold hereunder, (B) the issuance by the Company of Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) the grant of awards pursuant to any employee stock option plans, incentive plans or otherwise in equity compensation arrangements existing on, or the issuance of Shares or ADSs upon the exercise, conversion or exchange of options or convertible or exchangeable securities outstanding as of, the date of this Agreement or the Time of Sale, in each case as disclosed in each of the Time of Sale Prospectus and Prospectus; or (D) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Shares, provided that (i) such plan does not provide for the transfer of ADSs or Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Shares may be made under such plan during the Restricted Period, (E) the filing by the Company of any registration statement on Form S-8 (or any successor form) with the Commission, or (F) the sale or issuance of or entry into an agreement to sell or issue Shares, ADSs or securities convertible into or exercisable for Shares or ADSs in connection with any (i) mergers, (ii) acquisition of securities, businesses, property, technologies or other assets, (iii) joint ventures, (iv) strategic alliances, commercial relationships or other collaborations, or (v) the assumption of employee benefit plans in connection with mergers or acquisitions; provided that the aggregate number of Shares, ADSs or securities convertible into or exercisable for Shares or ADSs (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 5% of the total number of Shares, including in the form of ADSs, issued and outstanding immediately following the completion of the transactions contemplated by this agreement (determined on a fully diluted basis and as adjusted for share splits, share dividends and other similar events after the date hereof); and provided further, that each recipient of Shares, ADSs or securities convertible into or exercisable for Shares or ADSs pursuant to this clause (F) shall, on or prior to such issuance, execute a lock-up agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period.

If the Representatives, in their sole discretion, agree to release or waive the restrictions on the transfer of ADSs or Shares set forth in a Lock-up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

8.            Covenants of the Sellers. Each Seller, severally and not jointly, covenants with each Underwriter as follows:

(a)            Each Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed United States Treasury Department Form W-9 or an Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), as appropriate.

(b)            Each Seller will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Seller undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c)            If any sum payable by the Company or a Selling Shareholder under this Agreement is subject to withholding tax levied in a Relevant Taxing Jurisdiction (being any jurisdiction in which the Company or such Selling Shareholder is resident for tax purposes or from or through which payment is made on behalf of the Company or such Selling Shareholder) in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of such Underwriter (excluding net income taxes), the sum payable to such Underwriter under this Agreement shall be increased to such sum as will ensure that such Underwriter shall be left with the sum it would have had in the absence of such tax; except to the extent that such tax was imposed due to (A) an Underwriter having any present or former connection with such jurisdiction other than solely as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder or (B) any taxes that would not have been imposed but for the failure of such Underwriter to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such tax. If the Company or the Selling Shareholder pays such additional amounts then, if the relevant Underwriter determines, acting in its discretion (but in good faith), that it has received and utilized a tax credit or refund as a result of the receipt of such additional amounts, it shall without unreasonable delay pay over the amount representing such utilization of credit or refund to the Company or the Selling Shareholder, as applicable (but only to the extent of such additional amounts received under this Section 8(c)).

9.             Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, (A) the Sellers agree to pay all costs and expenses related to the transfer and delivery of the their respective portion of ADSs to the Underwriters, including any transfer or other similar taxes payable thereon and (B) the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the ADSs by FINRA, including any counsel fees incurred on behalf of or disbursements by Morgan Stanley & Co. LLC in its capacity as QIU, (provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $[100,000] in the aggregate), (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to listing the ADSs on the Exchange and other national securities exchanges and foreign stock exchanges, (v) the cost of printing certificates representing the ADSs, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants (it being agreed that, notwithstanding anything herein to the contrary, there shall be no aircraft chartered in connection with any such presentation), (viii) the document production charges and expenses associated with printing or producing this Agreement, the Deposit Agreement, closing documents and any other documents in connection with the offering, purchase sale and delivery of the ADSs and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 16 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make. The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

For the avoidance of doubt, it is understood that the Selling Shareholders will pay all of their own counsel fees, underwriting discounts and commissions for their respective portion of the ADS offering.

10.           Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.           Indemnity and Contribution. (a) The Sellers, severally and not jointly (including each of the Elbrus Entities, severally and not jointly), agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each agent of the Underwriters in connection with this offering from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (c) below; provided further that a Selling Shareholder’s obligation to indemnify and hold harmless for any untrue or alleged untrue statement or omission or alleged omission pursuant to this paragraph shall only apply to such Selling Shareholder’s Selling Shareholder Information. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate proceeds, after deducting underwriting commissions and discounts, but before deducting any expenses of the Company or the Selling Shareholders, from the ADSs sold by such Selling Shareholder to the Underwriters. The Company also agrees to indemnify and hold harmless Morgan Stanley & Co. LLC and each person, if any, who controls Morgan Stanley & Co. LLC within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley & Co. LLC’s participation as a QIU within the meaning of Rule 5121 of the FINRA in connection with the offering of the ADSs, except for any losses, claims, damages, liabilities and judgments resulting from Morgan Stanley & Co. LLC’s, or such controlling person’s, willful misconduct. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to this Section 11 in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley & Co. LLC in its capacity as a QIU and all persons, if any, who control Morgan Stanley & Co. LLC within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: [●].

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, provided that the failure to notify the indemnifying party shall not relieve it from any liability it may have under the preceding paragraphs of this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 11. The indemnifying party upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person.

(d)           To the extent the indemnification provided for in Sections 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(e)            The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding any other provisions of this subsection (e), no Selling Shareholder shall be obligated or required to contribute any amount in excess of the amount by which the aggregate proceeds (after deducting any underwriting discounts and commissions received by the Underwriters) from the Shares sold by such Selling Shareholder exceed the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. Each Selling Shareholder’s obligation in this subsection (e) to contribute is several in proportion to the proceeds from the Shares sold by such Selling Shareholder after deducting any underwriting discounts and commissions received by the Underwriters, but before deducting any expenses of the Company or the Selling Shareholder. The Company, the Selling Shareholders and the Underwriters agree that Morgan Stanley & Co. LLC will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the ADSs.

(f)            The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

12.           Submission to Jurisdiction; Appointment of Agents for Service.

(a)            The Company and each of the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the ADSs (each, a “Related Proceeding”). The Company and each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company and each of the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)            The Company hereby irrevocably appoints Cogency Global Inc., with offices at 122 East 42nd Street, 18th Floor New York, NY 10168 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(c)            Each of the Selling Shareholders (with exception of the Goldman Sachs Entities (as defined below)) hereby irrevocably appoints Cogency Global Inc., with offices at 122 East 42nd Street, 18th Floor New York, NY 10168 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Goldman Sachs Entities hereby irrevocably appoint Goldman Sachs & Co. LLC, with offices at 200 West Street New York, NY 10282 as their agent for service of process in any Related Proceeding and agree that service of process in any such Related Proceeding may be made upon them at the office of such agent. Each of the Selling Shareholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Selling Shareholders represents and warrants that such agent has agreed to act as the Selling Shareholders’ agent for service of process, and Each of the Selling Shareholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

13.           Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or any Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and each of the Selling Shareholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the relevant Selling Shareholder(s), as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

14.           [Section Omitted]

15.           Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the Moscow Exchange or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

16.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 16 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Optional ADSs and the aggregate number of Optional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Optional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Optional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Optional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

17.            Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b)            The Company and each Selling Shareholder acknowledge that in connection with the offering of the ADSs: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and each Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Shareholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

(c)            Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any ADSs at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

18.            Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            In the event that ELQ Investors II Ltd, Stonebridge 2020 Offshore Holdings II, L.P., Stonebridge 2020, L.P. and/or West Street EMS Partners, SLP (together, “Goldman Sachs Entities” and, each, a “Relevant Shareholder”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from a Relevant Shareholder will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any such interest, obligation and property) were governed by the laws of the United States or a state of the United States.

(d)            In the event a Relevant Shareholder or any of its BHC Act Affiliates becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against a Relevant Shareholder are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

21.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; to Goldman Sachs International at 200 Street New York, New York 10282, Attention: [Registration Department] and J.P. Morgan Securities LLC at J.P. Morgan Securities LLC, 383 Madison Avenue New York, New York 10179, Attention: [Equity Syndicate Desk] (fax: (212) 622-8358); and if to the Company shall be delivered, mailed or sent to the address of the Company specified in the Registration Statement, and a copy shall be mailed or sent to: [●] ;and if to the Selling Shareholders shall be delivered, mailed or sent to [●].

Very truly yours,

CIAN PLC

By:
Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally

By:
Attorney-in-Fact

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Goldman Sachs International
J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Goldman Sachs International

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

Schedule I

Selling Shareholder	Number of Firm ADSs To Be Sold
Ronder Investments Limited
Speedtime Trading Limited
Onlypiece Trading Limited
ELQ Investors II Ltd
Stonebridge 2020 Offshore Holdings II, L.P
StoneBridge 2020, L.P.
West Street EMS Partners, SLP
MPOC Technologies Ltd.
JOOX Ltd.
Total:

I-1

Schedule II

Underwriter	Number of Firm ADSs To Be Purchased
Morgan Stanley & Co. LLC
Goldman Sachs International
J.P. Morgan Securities LLC
BofA Securities, Inc.
Renaissance Securities (Cyprus) Limited
VTB Capital plc
AO Raiffeisenbank
Alfa Capital Markets Ltd
Total:

II-2

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

5.	[free writing prospectus: Russian retail slides]

III-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

________, 2021

Morgan Stanley & Co. LLC

Goldman Sachs International

J.P. Morgan Securities LLC

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o	Goldman Sachs International
Plumtree Court
25 Shoe Lane
London EC4A 4AU
United Kingdom

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Goldman Sachs International and J.P. Morgan Securities LLC (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cian Plc, a company incorporated under the laws of the Republic of Cyprus (the “Company”) and each selling shareholder named therein (the "Selling Shareholders") providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of American Depositary Shares (the “ADSs”) representing Ordinary Shares (the “Ordinary Shares”) of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not and will not cause any direct or indirect affiliate to, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to (i) the registration of the offer and sale of the ADSs and the sale of such ADSs to the Underwriters, in each case, as contemplated by the Underwriting Agreement or (ii) the deposit of Ordinary Shares with the Depositary (as defined in the Underwriting Agreement), in exchange for the issuance of ADSs, or the cancellation of ADSs in exchange for the issuance of Ordinary Shares, provided that such ADSs or Ordinary Shares issued pursuant to this clause (ii) held by the undersigned shall remain subject to the terms of this agreement.

In addition, the foregoing restrictions shall not apply to:

(a) transfers pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiaries or immediate family members of the undersigned, or to any immediate family member or other dependent of the undersigned;

(b) transfers to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(c) distributions to limited partners or stockholders of the undersigned;

(d) transfers to the undersigned’s affiliates, subsidiaries, partners, members, shareholders or to any investment fund or other entity controlled or managed by the undersigned;

(e) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (d) above;

(f) transfers which occur by operation of law or pursuant to an order of a court, including pursuant to a domestic relations order or in connection with a divorce settlement, or to comply with any regulations related to the undersigned’s ownership of Ordinary Shares or ADSs;

(g) transfers to the Company or its affiliates upon death, disability or termination of employment, in each case, of the undersigned pursuant to an employee benefit plan, in connection with any contractual arrangement in effect on the date of this agreement that provides for the repurchase of Ordinary Shares or ADSs by the Company, or in connection with the termination of employment with the Company;

(h) exercise of outstanding options and distributions or transfers to settle restricted stock or other equity awards pursuant to plans disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any securities received upon such exercise, vesting or settlement shall be bound in writing by the restrictions set forth herein;

(i) transfers to the Company or its subsidiaries in connection with the vesting, settlement, or exercise of restricted stock units, options, or other rights to purchase shares of Common Stock or ADSs (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights; provided that any such shares of Common Stock or ADSs received upon such exercise, vesting or settlement shall be bound in writing by the restrictions set forth herein, and provided further that any such restricted stock units, options, or rights are held by the undersigned pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan, each such agreement or plan which is disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(j) sales, transfers or other dispositions (one or multiple) pursuant to a bona fide third-party tender offer, merger, strategic sale, consolidation or other similar transaction involving a change of control of the Company in which the acquiring party, or a group of parties, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company following such transaction; provided that all of the undersigned’s Ordinary Shares or ADSs subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; provided, further, that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Ordinary Shares or ADSs shall remain subject to the provisions of this agreement;

(k) transfers to the Company in connection with the repurchase of Ordinary Shares or ADSs issued pursuant to an employee benefit plan, in connection with any contractual arrangement in effect on the date of this agreement that provides for the repurchase of Ordinary Shares or ADSs by the Company, or in connection with the termination of employment with the Company;

(l) transactions relating to securities acquired in open market transactions after the completion of the public offering;

(m) the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period;

(n) transfers made with the prior written consent of the Representatives, on behalf of the Underwriters;

(o) a bona fide gift or gifts; and

(p) any demands or requests for, or exercise of any right with respect to, or taking of any action in preparation of, the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the undersigned’s Ordinary Shares or ADSs, in each case pursuant to the Registration Rights Agreement with the Company to which the undersigned is a party; provided that (i) no such demand, request, exercise of right or action shall be publicly disclosed by the undersigned, (ii) no transfer of the undersigned’s Ordinary Shares or ADSs registered pursuant to the exercise of any such right shall occur, and (iii) no registration statement shall be confidentially submitted or publicly filed with respect to any Ordinary Shares or ADSs, in each case, during the Restricted Period, provided that in the case of each transfer or distribution pursuant to clauses (a) through (e) and (o) above, each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein. In addition, (1) with respect to clauses (a) through (e) above, it shall be a condition to such transfer that such transfer shall not involve a disposition for value and (2) with respect to clauses (a) through (e) and (l) above, no filing by the undersigned or any other party under the Exchange Act or other public announcement shall be required or shall be made voluntarily during the Restricted Period. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (a) through (p) above, for the duration of this agreement will have, good and marketable title to the undersigned’s Ordinary Shares, free and clear of all liens, encumbrances, and claims whatsoever.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions.

[Notwithstanding anything herein to the contrary, Goldman Sachs & Co. LLC and its affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.]1

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed ADSs the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of ADSs or Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

1 To be included with respect to the lock-up agreement for ELQ Investors II Ltd, Stonebridge 2020 Offshore Holdings II, L.P., Stonebridge 2020, L.P. and West Street EMS Partners, SLP.

The undersigned acknowledges and agrees that none of the Underwriters has provided any recommendation or investment or other advice to the undersigned with respect to this agreement or the subject matter hereof, nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the ADSs and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors with respect to this agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any ADSs at the price determined in the Public Offering or with respect to this agreement or the subject matter hereof, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earlier of: (i) the date the Registration Statement filed with the U.S. Securities and Exchange Commission with respect to the Public Offering is withdrawn if prior to the execution of the Underwriting Agreement, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the ADSs to be sold thereunder (other than pursuant to the Underwriters’ over-allotment option), (iii) the Company notifies the Representatives in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the offering or (iv) December 31, 2021, if the offering is not completed by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement, and any claim, controversy or dispute arising under or related to this agreement, shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

_____________, 20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to Morgan Stanley & Co. LLC, Goldman Sachs International and J.P. Morgan Securities LLC (collectively, the “Representatives”) in connection with the offering by Cian Plc, a company incorporated under the laws of the Republic of Cyprus (the “Company”), of [●] American Depositary Shares (the “ADSs”) representing [●] Ordinary Shares (the “Ordinary Shares”) (par value [●]) of the Company and the lock-up agreement dated [●], 2021 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver][release] dated ____, 20__, with respect to ____ Ordinary Shares.

The Representatives hereby agree to [waive][release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to Shares, effective _____, 20__; provided, however, that such [waiver][release] is conditioned on the Company announcing the impending [waiver][release] by press release through a major news service at least two business days before effectiveness of such [waiver][release].. This letter will serve as notice to the Company of the impending [waiver][release].

Except as expressly [waived][released] hereby, the Lock-up Agreement shall remain in full force and effect.

[Signature page follows]

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Very truly yours,

Morgan Stanley & Co. LLC Goldman Sachs International
J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Goldman Sachs International

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

cc: Company

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FORM OF PRESS RELEASE

CIAN PLC

[Date]

Cian Plc (the “Company”) announced today that Morgan Stanley & Co. LLC, Goldman Sachs International and J.P. Morgan Securities LLC, the lead book-running managers in the Company’s recent public sale of _____ American Depositary Shares (“ADSs”) is [waiving][releasing] a lock-up restriction with respect to ____ ADSs held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on ____, 20__ , and the ADSs may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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